Exhibit 10.1

INDEMNIFICATION AGREEMENT

AGREEMENT, made this ____ day of _________, 2022, between Cathay General Bancorp, a Delaware corporation (the “Company”), and ____________ (the “Indemnitee”).

W I T N E S S E T H:

WHEREAS, the Indemnitee is a director and/or an officer of the Company or a subsidiary of the Company;

WHEREAS, highly competent persons have become more reluctant to serve publicly‑held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation (the “Charter”) and the Bylaws of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Delaware General Corporation Law (the “DGCL”). The Charter, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter, the Bylaws, and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company’s Bylaws, Charter and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and of Indemnitee’s agreement to serve or continue to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.         Certain Definitions.

(a)         Change in Control: shall be deemed to have occurred if:

(i)         any “person”, as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the total voting power represented by the Company’s then outstanding Voting Securities (as defined below); provided, however, that for purposes of this Section 1(a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (4) any acquisition pursuant to a transaction that complies with Sections 1(a)(iii)(A), 1(a)(iii)(B) and 1(a)(iii)(C);

(ii)         individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)         consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the outstanding Voting Securities, as the case may be, (B) no “person,” as that term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act, (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trusts) of the Company or such entity resulting from such Business Combination) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or

(iv)         the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v)         any other transaction or series of related transactions occur that have substantially the effect of the transactions specified in any of the preceding clauses in this Section 1(a).

(b)         Claim: any threatened, pending (including any appeal relating to) or completed action, suit, proceeding or alternate dispute resolution mechanism or any inquiry, hearing or investigation, whether made or brought by or in the right of the Company or by any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding or alternate dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.

(c)         Expenses: any and all expenses, including attorneys’ fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature, including, in connection with any appeal, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent, whatsoever paid or incurred by or on behalf of Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

(d)         Indemnifiable Event: any event or occurrence (whether before or after the date hereof) related to, by reason of, or arising from the fact that Indemnitee is or was a director, officer, employee, consultant, agent or fiduciary of or to the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action alleged to have been taken or omitted by Indemnitee in any such capacity, including a circumstance where Indemnitee was negligent or grossly negligent.

(e)         Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases such person’s beneficial ownership of such securities by five percentage points or more over the initial percentage of such securities; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f)         Reviewing Party: (i) the Company’s Board of Directors (provided that a majority of directors are not parties to the particular Claim for which Indemnitee is seeking indemnification), (ii) any other person or body appointed by the Company’s Board of Directors, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or (iii) if there has been a Change in Control, Independent Legal Counsel.

(g)         Independent Legal Counsel: shall refer to an attorney experienced in the matters of corporate law, selected in accordance with the provisions of Section 3 hereof, who shall not have otherwise performed services for (i) the Company or Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censored for ethical violations of applicable standards of professional conduct.

(g)         Voting Securities: any securities of the Company which vote generally in the election of directors.

Section 2.         Basic Indemnification Agreement.

(a)         In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, arising from, or relating to (or, in each case, arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) as soon as practicable but in any event no later than 30 days after written demand, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege) is presented to the Company, against any and all Expenses, liabilities, damages, losses, judgments, fines, penalties or amounts paid in settlement incurred or paid by or on behalf of, or imposed against, Indemnitee in connection with such Claim and any federal, state, local or foreign taxes (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise) imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the trust referred to in Section 4 hereof). If so requested by Indemnitee (which request shall include therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification (provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege)), the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). Notwithstanding anything in this Agreement or in the Bylaws of the Company to the contrary and except as provided in Section 5, prior to a Change in Control, and Section 2(b) and Section 9 hereof, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim (i) initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim; (ii) made on account of Indemnitee’s conduct which constitutes a breach of Indemnitee’s duty of loyalty to the Company or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law; or (iii) arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)         Notwithstanding the foregoing, (i) the indemnification obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party, if required under applicable law, shall have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that the Company receives an undertaking that, if, when and to the extent that the Reviewing Party determines (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that (A) any determination referenced in clauses (i) and (ii) above as to whether Indemnitee would be permitted to be indemnified under applicable law (1) shall not be made until after the final disposition of the applicable Claim and (2) shall be made within 90 days of the final disposition of the Claim (in the case of clause (ii) above, if at all) and (B) if Indemnitee has commenced legal proceedings in the Court of Chancery of the State of Delaware (the “Delaware Court”) to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance (and the Company shall continue to be obligated to make Expense Advances) until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by two-thirds or more of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or with respect to the Company’s obligation to indemnify Indemnitee under Section 2(a), if a determination as to whether Indemnitee would be permitted to be indemnified under applicable law is required under applicable law and such determination is not made by the Reviewing Party within 90 days of the final disposition of the Claim, Indemnitee shall have the right to commence litigation in the Delaware Court seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, or the legal or factual bases therefor and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee. Notwithstanding any other provision in this Agreement, no indemnity or Expense Advance pursuant to Section 2(a) shall be paid by the Company if a court of competent jurisdiction renders a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) on the merits that such indemnity or Expense Advance is prohibited by law or that Indemnitee is liable to the Company with respect to any Claim made by or in the right of the Company, unless the court determines that, despite the adjudication of liability, but in the view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to such indemnity or Expense Advance that the court deems proper.

(c)         If the full indemnity provided in Section 2(a) may not be paid to Indemnitee because of any exclusion resulting from Section 2(b), then in respect of any Claim relating to an Indemnifiable Event in which the Company is jointly liable with Indemnitee (or would be if joined in such Claim), the Company shall contribute to the amount of Expenses, liabilities, damages, losses, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the acts or omissions from which such Claim arose and (ii) the relative fault of the Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of Indemnitee on the other hand in connection with the acts or omissions which resulted in such Claim, as well as other relevant equitable considerations. The relative fault of the Company, including its other directors, officers, agents, employees and other representatives, on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Claim. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 2(c) were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

Section 3.         Change in Control.  The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by two- thirds or more of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and such Independent Legal Counsel shall, when required pursuant to Section 2(b) hereof, determine whether Indemnitee is entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or under the Charter or Bylaws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events. Such Independent Legal Counsel, among other things, shall, within 90 days of its retention, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement and the engagement of Independent Legal Counsel pursuant hereto.

Section 4.         Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such trust in an amount (the “Trust Fund Amount”) which is the total of all sums sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event, plus any and all liabilities, damages, losses, judgments, fines, penalties and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid, as determined by (1) if no Change in Control shall have occurred, the Board or (2) if a Change in Control shall have occurred, the Independent Legal Counsel. The Company shall maintain funds in the trust account in the Trust Fund Amount, depositing such additional amounts as may be appropriate as a result of disbursements from the account or increases which, from time to time, may occur in the Trust Fund Amount. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within five business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the trust under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes. The parties acknowledge that Indemnitee will have no adequate remedy at law if the Company breaches its obligations under this Section 4, and agree that, in addition to any other remedies which may be available, Indemnitee shall be entitled to the equitable remedy of specific performance in the event of a breach or threatened breach by the Company of its obligations hereunder. Indemnitee and the Company further agree that a monetary remedy for breach of this Agreement, at some later date, will be inadequate, impracticable and difficult to prove and further agree that such breach would cause Indemnitee irreparable harm. Accordingly, Indemnitee and the Company agree that Indemnitee shall be entitled to temporary and permanent injunctive relief to enforce this Agreement without the necessity of proving actual damages or irreparable harm. Indemnitee and the Company further agree that Indemnitee shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bond or other undertaking in connection therewith. Any such requirement of bond or undertaking is hereby waived by the Company.

Section 5.         Indemnification for Additional Expenses.  To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee in writing, shall (within ten business days of such written request) advance such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or proceeding brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, the Bylaws or Charter now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be. The Indemnitee shall qualify for advances solely upon the execution and delivery to the Company of an undertaking providing that the Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company.

Section 6.         Partial Indemnity, Etc.  If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company of some or a portion (including following the application of the severability provisions of Section 16) of the Expenses, liabilities, damages, losses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

Section 7.         No Presumption.  For purposes of this Agreement, the termination of any claim, action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

Section 8.         Notification and Defense of Claim.

(a)         Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Claim which may involve an Indemnifiable Event, Indemnitee shall notify the Company of the commencement or threat thereof (including a brief description of the nature of, and facts underlying such, Claim); but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee under this Agreement unless the Company is materially prejudiced by such omission or delay.

(b)         With respect to any such Claim as to which Indemnitee notifies the Company of the commencement thereof:

(i)         the Company will be entitled to participate therein at its own expense;

(ii)         except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) counsel to the Company or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Company and the Indemnitee in the conduct of the defense of such action, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company, except as otherwise expressly provided by this Agreement. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or on behalf of the Company or as to which counsel for the Company or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above; and

(ii)         the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold or delay their consent to any proposed settlement.

Section 9.         Non-exclusivity, Etc.  The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Charter, the Bylaws, the DGCL, any other agreement, a vote of the stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee acting on behalf of the Company and at the request of the Company prior to such amendment, alteration or repeal. To the extent that a change in the DGCL (whether by statute or judicial decision), the Charter or the Bylaws permits greater indemnification by agreement than would be afforded currently under the Charter, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

Section 10.         Liability Insurance.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Company director or officer. If, at the time the Company receives notice from any source of a Claim as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies. In the event of a Potential Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company providing directors’ and officers’ liability insurance, in respect of Indemnitee, for a period of six years thereafter. The Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with any successful action brought by Indemnitee for recovery under any insurance policy referred to in this Section 10 and shall advance to Indemnitee the Expenses of such action in the manner provided in Section 4 above.

Section 11.         Amendments, Termination and Waiver.  No supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 12.         Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall, at the Company’s expense, execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 14.         No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under insurance policy, the Charter or the Bylaws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

Section 15.         Binding Effect, Etc.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouse, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer (or in one of the capacities enumerated in Section 9(d) hereof) of the Company or of any other enterprise at the Board of Director’s request.

Section 16.         Severability.  The provisions of this Agreement shall be severable. In the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 17.         Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, irrevocably, to the extent such party is not a resident of the State of Delaware, CT Corporation System, 1209 Orange Street, Wilmington, DE 19801, as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 18.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws, any directors’ and officers’ insurance maintained by the Company and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; provided further, that, in the event that this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in its entirety, the Company and Indemnitee agree to be bound by any indemnification agreement in effect immediately prior to the date hereof.

Section 19.         Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

The parties hereto have executed this Agreement as of the day and year set forth on the first page of this Agreement.

CATHAY GENERAL BANCORP

By: ________________________________

Name:

Title:

By: ________________________________

Name:

Title:

Address:           777 N. Broadway

Los Angeles, CA 90012

AGREED TO AND ACCEPTED:

«IndemniteeName»

Address:         «IndemniteeAddress1»

 «IndemniteeAddress2»

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